Exhibit 99.1

Ovid Therapeutics Reports Business Updates and First Quarter 2025 Financial Results
•Topline pharmacodynamic biomarker, safety and tolerability results from a Phase 1 study of OV329 are on track to readout in Q3 2025

•Ovid’s first program in its KCC2 direct activator library, OV350, has been dosed in a Phase 1 study in Q1 2025; safety and tolerability results expected before year-end

•Cash, cash equivalents and marketable securities of $43.0 million as of March 31, 2025 are expected to support currently planned operations and development programs into the 2H of 2026

NEW YORK, May 13, 2025 (GLOBE NEWSWIRE) -- Ovid Therapeutics Inc. (Nasdaq: OVID), a biopharmaceutical company dedicated to developing small molecule medicines for brain conditions with significant unmet need, today reported business updates and financial results for the first quarter ended March 31, 2025.
“We’re off to a strong start across our pipeline and programs in what will be a defining year for Ovid,” said Dr. Jeremy Levin, D.Phil., MB BChir., Chairman and CEO of Ovid Therapeutics. “Our lead program, OV329, continues to show promise as a potential next-generation medicine for treatment resistant seizures, and we are on track to share key safety and biomarker data later this year. We’ve also initiated human trials of our first-in-class KCC2 direct activator—a long-sought biological target in central nervous system drug development because it is considered to be a “master switch” on neural hyperexcitability. We are excited for these readouts and anticipate that OV4071, our first oral KCC2 direct activator, will be submitted to initiate clinical development by year end.”
CLINICAL PIPELINE
Ovid’s clinical pipeline of potential first-in-class and best-in-class small molecule programs is advancing in line with previously stated guidance. The programs are intended to restore neural excitatory:inhibitory balance and provide preferable tolerability and safety profiles. Active clinical-stage programs include: OV329, a potential best-in-class, next-generation GABA aminotransferase (GABA-AT) inhibitor, and OV350, the first-ever direct activator of the potassium chloride cotransporter 2 (KCC2). Both programs have broad applications across a number of neurological and neuropsychiatric indications in which excess neural excitation is implicated.

OV329, a next-generation GABA-AT inhibitor, is anticipated to readout topline results in Q3 2025. Ovid is developing OV329 for the potential treatment of drug-resistant epilepsies (DREs). OV329 was rationally designed to endogenously deliver optimal levels of GABA to reduce seizures and provide a preferable safety and tolerability profile relative to vigabatrin, a first-generation GABA-AT inhibitor. Ovid’s preclinical characterization suggests OV329 is 100- to 1,000-fold more potent than vigabatrin in animals, delivers synaptic and extrasynaptic inhibition, and has a therapeutic index without appearing to induce sedation at therapeutic doses.
Status
Ovid is actively conducting a high-dose SAD/MAD cohort in its ongoing Phase 1 trial of healthy volunteers with the goal of optimizing multiple dosing opportunities for future Phase 2 programs. Pharmacodynamic (PD), target engagement, pharmacokinetic (PK), safety and tolerability results are expected in late Q3 2025.
Biomarker strategy
The Phase 1 trial applies biomarkers designed to measure OV329’s potential clinical effect and target engagement at various doses. These biomarker parameters are well-established measures for anti-seizure medicines and can demonstrate PD activity in healthy volunteers. Key biomarkers being evaluated leverage:
•Transcranial magnetic stimulation (TMS) to measure potential cortical inhibition and GABAergic (inhibitory) activity.
•Magnetic resonance spectroscopy (MRS) to evaluate if levels of GABA increase in the medial parietal lobe.
•Quantitative electroencephalography (QEEG) to assess changes to frequency bands associated with GABAergic activity.
Safety
In cohorts completed to date, there have been no reported serious adverse events associated with OV329.
Indication strategy
Pending the outcomes of the Phase 1 trial, Ovid intends to take up to two doses into an adaptive Phase 2a trial design in adults with treatment resistant focal seizures. Ovid believes this approach will provide the Company with maximal opportunities to pursue multiple indications for future clinical studies, such as adult drug resistant epilepsies (DREs) or pediatric and adult patients with select developmental epileptic encephalopathies (DEEs).
OV350, a KCC2 direct activator, is being studied in a Phase 1 trial. In March 2025, Ovid initiated dosing of healthy volunteers with an intravenous formulation of OV350. The Phase 1 SAD/MAD study is intended to potentially demonstrate safety, tolerability and PK parameters. Ovid intends to leverage PD/PK findings from OV350 to inform its oral KCC2 program, OV4071.
In preclinical and animal disease models, OV350 has demonstrated antipsychotic and anticonvulsant effects, suggesting that directly activating the cotransporter may offer broad therapeutic utility.

PRECLINICAL PIPELINE
Oral candidates from KCC2 direct activator library advancing in IND-enabling studies. Ovid is conducting IND-enabling and formulation efforts for three unique KCC2 direct activator molecules from its larger library. These programs represent oral and subcutaneous formulations and are expected to yield successive regulatory submissions to initiate clinical development annually for the next three to four years. Ovid’s programs have discreet structures and may have therapeutic relevance across a range of conditions with symptoms driven by neural hyperexcitability, such as seizures and psychoses.
•OV4071 is an oral KCC2 direct activator on-track to initiate a proof-of-concept study in H1 2026. OV4071 is a potent, oral direct activator that has demonstrated strong anti-psychosis activity in animal studies. The initial indication intended for OV4071 is psychosis associated with neuronal-synuclein diseases (NSD), including Parkinson’s disease and Lewy body dementia (LBD). These conditions share a common underlying biology, have an established regulatory pathway and clinical development paradigm, and represent areas of substantial unmet need.
BUSINESS STRATEGY & UPDATES
Ovid expects its cash runway to support operations and clinical development programs into the 2H of 2026, during which time multiple pipeline and regulatory milestones are anticipated.
These anticipated milestones include: results for OV329 PD biomarker and safety data (Q3 2025); initiation of a Phase 2a patient study for OV329 in drug resistant epilepsies (Q1 2026); results from the Phase 1 SAD/MAD study with OV350, the Company's first KCC2 direct activator (Q4 2025); and initiation of a proof-of-concept trial for the first oral KCC2 direct activator, OV4071 (Q2 2026).
Given the breadth and depth of its pipeline, and the broad therapeutic opportunity it may yield, the Company will continue to explore a range of options to accelerate development and offset costs, such as partnerships, co-development and regional opportunities for select programs; as well as monetizing equity positions, IP and non-CNS applications of its candidates. The Company will continue to manage its clinical development programs, operations, and cash expenditures with fiscal discipline to support the potential achievement of key value-creating clinical milestones.
First Quarter 2025 financial results
•Cash, cash equivalents and marketable securities as of March 31, 2025 totaled $43.0 million.
•Revenues from royalty agreements were $130,000 for the first quarter ended March 31, 2025, as compared to $148,000 in the same period in 2024.
•Research and development expenses were $6.7 million for the first quarter ended March 31, 2025, compared to $10.4 million in the same period in 2024. The decrease is related to the organizational restructuring in Q2 2024 to reprioritize Ovid’s clinical and preclinical pipeline programs.
•General and administrative expenses were $6.0 million for the first quarter ended March 31, 2025, as compared to $7.2 million for the same period in 2024. The decrease was driven by the organizational restructuring and related cost-reduction efforts.
•Total operating expenses were $12.7 million for the first quarter ended March 31, 2025, as compared to $17.6 million for the same period last year.

•Ovid reported a net loss of $10.2 million, or basic and diluted net loss per share attributable to common stockholders of $0.14, for the first quarter of 2025, as compared to a net loss of $11.7 million, or basic and diluted net loss per share attributable to common stockholders of $0.17, for the same period in 2024.
About Ovid Therapeutics
Ovid Therapeutics Inc. is a New York-based biopharmaceutical company dedicated to developing small molecule medicines for brain conditions with significant unmet need. The Company is advancing a pipeline of novel, targeted small molecule candidates that modulate the intrinsic and extrinsic factors involved in neuronal hyperexcitability causative of multiple neurological and neuropsychiatric disorders. Ovid is developing: OV329, a next-generation GABA-aminotransferase inhibitor, as a potential therapy for treatment-resistant seizures and other undisclosed indications; OV350, OV4071 and others within a library of compounds that directly activate the KCC2 transporter, for multiple CNS disorders. For more information about these and other Ovid research programs, please visit www.ovidrx.com.
Forward-Looking Statements
This press release includes certain disclosures by Ovid that contain “forward-looking statements” including, without limitation: statements regarding the expected timing of initiation, completion, and results and data of Ovid’s clinical studies; Ovid’s expectations regarding the duration of its cash runway and the expectation that it will support Ovid’s operations and development programs; the potential use and development of OV329, OV350, OV4071 and other compounds from Ovid’s library of direct activators of KCC2; the potential therapeutic opportunity of OV329, OV350, OV4071 and other compounds from Ovid’s library of direct activators of KCC2; the expected timing of initiation of a proof-of-concept trial for OV4071 and the submission to initiate clinical development; Ovid’s clinical pipeline strategy and plans for future clinical studies; the expected timing of IND-enabling and formulation efforts for molecules from its KCC2 direct activator library and related regulatory submissions; Ovid’s potential future business development opportunities; Ovid’s ability to achieve expected benefits of cost-saving efforts; and other statements that are not historical fact. You can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plan,” “potentially,” and “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, impediments to Ovid’s ability to achieve expected benefits of cost-savings efforts, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its business strategy, or risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions or unanticipated or greater than anticipated impacts or delays due to macroeconomic and geopolitical conditions. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and in subsequent and future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Condensed Consolidated Statements of Operations
Unaudited

(in thousands, except share and per share data)	For The Three Months Ended March 31, 2025	For The Three Months Ended March 31, 2024
Revenue:
License and other revenue	$130	$148
Total revenue	130	148
Operating expenses:
Research and development	6,659	10,397
General and administrative	6,021	7,168
Total operating expenses	12,680	17,565
Loss from operations	(12,550)	(17,417)
Other income (expense), net	2,315	5,723
Loss before provision for income taxes	(10,235)	(11,694)
Provision for income taxes	—	—
Net loss	$(10,235)	$(11,694)
Net loss per share of Series A preferred stock, basic and diluted	$(141.57)	$(162.5)
Weighted-average Series A preferred stock shares outstanding, basic and diluted	1,250	1,250
Net loss per share of common stock, basic and diluted	$(0.14)	$(0.17)
Weighted-average common stock shares outstanding, basic and diluted	71,045,265	70,716,929
Select Condensed Consolidated Balance Sheet Data
Unaudited

(in thousands)	March 31, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$42,996	$53,075
Working capital(1)	36,614	45,418
Total assets	81,654	92,167
Total stockholders’ equity	59,276	68,226
(1)Working capital defined as current assets less current liabilities
Contacts
Investor Relations & Media
Victoria Fort
VFort@ovidrx.com